      MORGAN STANLEY INSTITUTIONAL FUND, INC. - EMERGING MARKETS PORTFOLIO
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        JULY 1, 2009 - DECEMBER 31, 2009

                                                                   AMOUNT OF     % OF     % OF
                                      OFFERING                      SHARES      OFFERING  FUNDS
    SECURITY      PURCHASE/  SIZE OF  PRICE OF    TOTAL AMOUNT     PURCHASED   PURCHASED  TOTAL
   PURCHASED     TRADE DATE OFFERING   SHARES     OF OFFERING       BY FUND     BY FUND  ASSETS       BROKERS        PURCHASED FROM
---------------- ---------- -------- --------- ---------------- -------------- --------- ------ ------------------- ----------------
  China Pacific  12/17/09      --    HKD28.000     $861,300,000      2,978,000     0.34%  0.47%    UBS Investment   UBS Securities
    Insurance                                                                                       Bank, Credit
                                                                                                    Suisse, CICC,
                                                                                                   Goldman Sachs